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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS'


To the Board of Directors
Prolong International Corporation


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 1996 related to the consolidated financial statements of Prolong International Corporation as of December 31, 1995 and for each of the years in the two-year period then ended appearing in the Form 10, as declared effective September 2, 1997, of Prolong International Corporation.


                                         /s/ CORBIN & WERTZ

                                         CORBIN & WERTZ


Irvine, California
November 21, 1997